Exhibit 99.1

October 25, 2006

Press Release

Source: EnXnet, Inc.

EnXnet Acquires 100% Patent Rights for Use of Modified Harmonic Radar for Application in Medical Operating Rooms

Tulsa, OK, October 25, 2006 EnXnet, Inc, (OTCBB Symbol: EXNT) (German Symbol E8U; German WKN# A0HMDW) has acquired patent rights for the use of Modified Harmonic Radar Technology with applications in the medical field. EnXnet acquired all of patent rights held by Mr. Robert O. Myers, a Molecular Physicist. The patent application was originally filed in August 2006.

The Modified Harmonic Radar Technology is designed for use in the medical industry. Its specific use will be to eliminate disposables (gauze, sponges, towels, etc.) from being left in the patient's body. EnXnet's solution may revolutionize operating room procedures around the world, potentially saving thousands of lives and otherwise unnecessary additional medical procedures.

"This is truly an exciting technology and the applications in the medical industry are astounding", said Ryan Corley, CEO of EnXnet. "I am pleased that we are able to continue to add additional technologies to the portfolio that EnXnet already maintains."

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

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EnXnet Inc., Tulsa
Ryan Corley, 918-592-0015
Fax: 918-592-0016
investor@enxnet.com
www.enxnet.com
or
For Investor Relations:
Integrated Capital Partners, Inc
Phone: 908-204-0004